EXHIBIT 10.16

SERVICES AGREEMENT

AGREEMENT dated as of the 7th day of January, 2010 by and between China PharmaHub Corp. a Nevada corporation, with an address at 1142 Diamond Bar Blvd. # 812, Diamond Bar, California 91765 (the "Company") and Roger Xie, with an address at 9 Johnson Road, Southborough, Massachusetts 01772 (the "Service Provider"; the Company and the Service Provider shall together be referred to as the “Parties”, each a “Party”).

WITNESSETH

WHEREAS, the Company desires to engage the Service Provider to render services to the Company; and

WHEREAS, the Company and the Service Provider desire to set forth the terms and conditions of this Agreement with respect to the Company’s engagement of the Service Provider.

WHEREAS, upon the Commencement Date set forth in Article “3” of this Agreement, the terms of this Agreement shall supersede and replace any and all other employment or consulting agreements by and between the Service Provider and the Company, including, without being limited to, the Exclusive Consulting Agreement dated September 7, 2009, by and between the Service Provider and the Company.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the mutual covenants and agreements of the parties hereinafter set forth, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged,

IT IS AGREED:

1.           Recitals Adopted.  The Parties hereby adopt as part of this Agreement each of the recitals which is set forth in the WHEREAS clauses and agree that such recitals shall be binding upon the Parties hereto by way of contract and not merely by way of recital or inducement.  Such WHEREAS clauses are hereby confirmed and ratified as being true and accurate by each Party to this Agreement.
2.           Engagement.  Upon the terms and conditions which are hereinafter set forth, the Company hereby retains the Service Provider to provide services (the "Services") set forth on Exhibit “A”.

3.           Term.  The term of this Agreement shall commence as of January 7, 2010 (the “Commencement Date”) and shall continue for a period of forty four (44) months until September 6, 2013 (the "Term").

4.           Compensation.

A.      The Company agrees to issue to the Service Provider at a price of $.00167 per Share (the “Purchase Price”), eight hundred eighty thousand (880,000) shares of Common Stock of the Company (the “Shares”) which together with an Assignment Separate From Certificate executed by the Service Provider in blank, in the form annexed hereto and made a part hereof as Exhibit “B” and an executed Spousal Consent, if applicable, in the form annexed hereto and made a part hereof as Exhibit “C”, shall be held in escrow by the Secretary of the Company subject to the terms and conditions of this Agreement, until the expiration of the Company's Right to Repurchase pursuant to Article “6” of this Agreement.

B.      Fourteen (14) payments, each in the amount of sixty thousand (60,000) Shares (the “Quarterly Shares”), shall be delivered to the Service Provider every three (3) months commencing on the first business day of the fourth (4th) month after the Commencement Date, and continuing on the first business day of each three (3) months thereafter during the Term (until delivery to the Service Provider, Shares are hereinafter at times referred to as “Unearned Shares”; upon delivery to the Service Provider, Shares are hereinafter at times referred to as “Earned Shares”); provided, however that there shall be a final delivery of Quarterly Shares pursuant to this Paragraph “B” of this Article “4” of this Agreement which shall be due upon September 6, 2013 and shall be in the amount of forty thousand (40,000) Shares; provided further, however, that if this Agreement is not in effect for a full month, the number of Shares which shall be delivered for such month shall be equal to the number of Quarterly Shares scheduled to be issued for a full three month period multiplied by a fraction, the numerator of which shall be the number of days for which this Agreement is in effect for such three month period and the denominator of which is the total number of days in such three month period.  Such compensation shall be full consideration for the Services provided pursuant to this Agreement.

C.      If this Agreement is terminated by the Company by reason of the Service Provider’s death or Total Disability (as defined in Article “9” of this Agreement) or for any reason other than for “Cause” (as defined in Article “10” of this Agreement) the Service Provider shall receive a pro rata portion of the Shares, determined by multiplying the Quarterly Shares by a fraction, the numerator of which shall be equal to the number of days from the seventh day of the month through the sixth day of the following month the Service Provider provided Services to the Company pursuant to this Agreement during the month of termination and the denominator of which shall be the number of days in the month of termination and then dividing the resulting amount by three, together with the Quarterly Shares for the three (3) months after the date of termination of this Agreement occurs.  For example, if the Service Provider is entitled to nine thousand (9,000) Quarterly Shares pursuant to this Agreement and the Company terminates this Agreement due to the Service Provider’s death or Total Disability, or for any reason other than for Cause on June 16, 2010, then the Service Provider shall be entitled to an aggregate of ten thousand (10,000) Shares, of which one thousand (1,000) Shares represent the Service Provider’s pro rata entitlement with respect to the month of termination, determined by multiplying nine thousand (9,000) Shares by a fraction, the numerator of which shall be ten (10) days and the denominator of which shall be thirty (30) days, and then dividing the result (three thousand (3,000) Shares) by three (3), and the remaining nine thousand (9,000) Shares represent the Service Provider’s entitlement of Quarterly Shares with respect to the three (3) months after the date of termination of this Agreement. If the Company exercises the Repurchase Option set forth in Article “6” of this Agreement, the Company shall repay the Service Provider for the Purchase Price for the Unearned Shares.

D.      If this Agreement is terminated by the Company for “Cause” (as defined in Article “10” of this Agreement) or by the Service Provider for any reason (other than by reason of the Service Provider’s death or Total Disability (as defined in Article “9” of this Agreement)), the Service Provider shall be entitled to a pro rata portion of the Shares for the period until such termination, determined by multiplying the Quarterly Shares by a fraction, the numerator of which shall be equal to the number of days from the seventh day of the month through the sixth day of the following month the Service Provider provided Services to the Company pursuant to this Agreement during the month of termination and the denominator of which shall be the number of days in the month of termination and then dividing the resulting amount by three, but not for any subsequent month.  For example, if the Service Provider is entitled to nine thousand (9,000) Quarterly Shares pursuant to this Agreement and the Company terminates this Agreement for any reason other than for Cause on June 16, 2010, then the Service Provider shall be entitled to an one thousand (1,000) Shares, determined by multiplying nine thousand (9,000) Shares by a fraction, the numerator of which shall be ten (10) days and the denominator of which shall be thirty (30) days, and then dividing the result (three thousand (3,000) Shares) by three (3).  If the Company exercises the Repurchase Option set forth in Article “6” of this Agreement and the Company shall repay the Service Provider for the Purchase Price for the Unearned Shares.

5.           Registration Rights.

A.      The Shares have not been registered pursuant to the Securities Act of 1933, as amended (the “Act”), or pursuant to the securities laws of any state and may not be sold, pledged, transferred or assigned in the absence of an effective registration statement with respect thereto under the Act and compliance with any applicable state securities law, or unless the Service Provider receives an opinion from its counsel that such registration is not required.  The sale, pledge, transfer and assignment of the Shares shall be subject to the terms and conditions of this Agreement.  In addition, the Shares shall bear the following restrictive legend:

“The Common Stock which is represented by this Certificate has not been registered under the Securities Act of 1933, as amended (the “Act”).  These securities have been acquired for investment purposes only and not with a view to distribution or resale, and may not be sold, transferred, made subject to a security interest, pledged, hypothecated or otherwise disposed of unless and until registered under the Act, or on an opinion of counsel for the Company, that registration is not required under such Act, and subject to the provisions of a Services Agreement dated January 7, 2010, a copy of which is available at the offices of the Company.”

B.      If the Company shall at any time seek to register any of its capital stock, on each such occasion, the Company shall give the Service Provider at least seven (7) days prior written notice thereof pursuant to Paragraph “C” of Article “23” of this Agreement and the Service Provider shall have the option, without cost or expense, to include all of the Shares which it has received (excluding any Unearned Shares) in such registration.  The Service Provider shall exercise the “piggy back rights” pursuant to this Paragraph “B” of this Article “5” of this Agreement by giving written notice to the Company pursuant to Paragraph “C” of Article “23” of this Agreement within twenty (20) days after receipt of the written notice from the Company of its intention to have its capital stock registered.

C.      All expenses in connection with preparing and filing any registration statement pursuant to Paragraph “B” of this Article “5” of this Agreement (and any registration or qualification under the securities or “Blue Sky” laws of states in which the offering will be made under such registration statement) shall be borne in full by the Company; provided, however, that the Service Provider shall pay any and all underwriting commissions and expenses and the fees and expenses of any legal counsel selected by the Service Provider to represent them with respect to the sale of the Shares.

6.           Repurchase Option.

A.      If this Agreement is terminated by the Service Provider for any reason, except death or Total Disability (as defined in Article “9” of this Agreement), or by the Company (i) for “Cause” (as defined in Article “10” of this Agreement), (ii) pursuant to Paragraph “C” of Article “4” of this Agreement, for any reason other than for “Cause”, or (iii) by reason of the Service Provider’s death or Total Disability, the Company shall, upon the date of such termination, have an irrevocable, exclusive option to repurchase (the “Repurchase Option”) any Earned Shares or Unearned Shares with respect to which the Company has not expressly declined in writing to exercise its Repurchase Option pursuant to this Article “6” of this Agreement (such Shares with respect to which the Company has not expressly declined in writing to exercise its Repurchase Option are hereinafter referred to as the “Unreleased Shares”), at the price per share which is set forth in Paragraph “B” of this Article “6” of this Agreement (the “Repurchase Price”).  The Company may exercise its Repurchase Option as to any or all of the Shares at any time after the termination of this Agreement pursuant to this Paragraph “A” of this Article “6” of this Agreement; provided, however, that the Company’s Repurchase Option shall be deemed to have been exercised without requirement of further action on the part of either Party as to all Unreleased Shares at 5:00 p.m. PST on the date that is ninety (90) days after the date of termination of this Agreement pursuant to this Paragraph “A” of this Article “6” of this Agreement, unless the Company expressly, in writing, declines to exercise its Repurchase Option with respect to any of the Shares prior to such time (such Shares being the “Released Shares”).

B.      Repurchase Price.
(i)              If the Shares are not listed on a securities exchange or quoted in an inter-dealer quotation system, the Repurchase Price with respect to the Earned Shares shall be at a price per share equal to the Purchase Price.

(ii)              If the Shares are listed on a securities exchange or quoted in an inter-dealer quotation system, the Repurchase Price with respect to the Earned Shares shall be at a price per share equal to the average closing bid price per Share for the twenty (20) trading days immediately preceding the date of termination of this Agreement pursuant to Paragraph “A” of this Article “6” of this Agreement on the principal securities exchange or inter-dealer quotation system upon which the Shares are listed or admitted to trading.

(iii)              Whether or not the Shares are listed on a securities exchange or quoted in an inter-dealer quotation system, the Repurchase Price with respect to the Unearned Shares shall be at a price per share equal to the Purchase Price

C.      (i)      If the Company determines not to exercise its Repurchase Option with respect to any of the Shares, it shall notify the Service Provider within ninety (90) days after the termination of this Agreement pursuant to Paragraph “A” of this Article “6” of this Agreement, in which event the Repurchase Option shall terminate.  If the Company does not notify the Service Provider of its determination not to exercise its Repurchase Option within ninety (90) days after the termination of this Agreement pursuant to Paragraph “A” of this Article “6” of this Agreement, the Service Provider’s rights shall be determined pursuant to Subparagraph “(iii)” of this Paragraph “C” of this Article “6” of this Agreement.

(ii)      If the Company determines to exercise its Repurchase Option, within ninety (90) days after the termination of this Agreement pursuant to Paragraph “A” of this Article “6” of this Agreement, the Company shall deliver payment to the Service Provider by any of the following methods, in the Company’s sole and absolute discretion: (a) delivering to the Service Provider a check in the amount of the aggregate Repurchase Price, (b) canceling an amount of the Service Provider’s indebtedness, if any, to the Company equal to the aggregate Repurchase Price, or (c) any combination of (a) and (b) so that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price; provided, however, that if the Company is unable effect delivery of payment of the Repurchase Price upon the Service Provider within ninety (90) days after the date of termination of this Agreement pursuant to Paragraph “A” of Article “6” of this Agreement, the Company shall be deemed the legal and beneficial owner of the Unreleased Shares and the sole remedy of the Service Provider thereafter shall be to receive the Repurchase Price from the Company.  Upon delivery of the payment of the aggregate Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Unreleased Shares being repurchased and all related rights and interests therein, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being repurchased by the Company.  In addition to delivering the applicable stock certificates to the Company, the Service Provider shall deliver a written statement to the Company containing the representations set forth in Paragraph “D” of this Article “6” of this Agreement (the “Unreleased Shares Statement”; such delivery of the applicable stock certificates and the Unreleased Shares Statement hereinafter referred to as the “Unreleased Shares Transaction”).

(iii)                  If the Service Provider’s status as a Service Provider terminates, and the Company neither notifies the Service Provider of the Company’s decision not to exercise its Repurchase Option within ninety (90) days after such termination, nor delivers payment of the Repurchase Price to the Service Provider within ninety (90) days after such termination, then the sole remedy of the Service Provider thereafter shall be to receive the Repurchase Price from the Company as set forth above, and in no event shall the Service Provider have any claim of ownership as to any of the Unreleased Shares.

D.           Service Provider’s Representations, Warranties and Covenants with respect to Unreleased Shares Transaction.  Pursuant to Subparagraph “(ii)” of Paragraph “C” of this Article “6” of this Agreement, the Service Provider shall provide the Company with a written statement representing, warranting and covenanting that:

(i)              Status.  The Service Provider is an individual with all requisite power and authority to consummate the Unreleased Shares Transaction.

(ii)              Ownership.  The Service Provider acknowledges and agrees that he or she is the beneficial owner and record owner of the Shares and he or she shall deliver the Unreleased Shares to the Company free and clear of any pledges, mortgages, liens encumbrances or any other charges of any kind.  The Service Provider further acknowledges and agrees that there are no outstanding agreements, calls, commitments, options, subscriptions, warrants or other rights or privileges held by a third party entitling any third party to acquire the Unreleased Shares.

(iii)              Authority.   The Service Provider has the full right, power and legal capacity to consummate the Unreleased Shares Transaction.  The Unreleased Shares Statement constitutes the valid and legally binding obligation of the Service Provider pursuant to the terms of this Agreement, enforceable in accordance with the terms and conditions set forth in this Agreement.  The execution and delivery of the Unreleased Shares Statement by the Service Provider and the consummation of Unreleased Shares Transaction has been duly approved and authorized by the Service Provider, and no further authorization shall be necessary on the part of the Service Provider for the performance and consummation by the Service Provider of the Unreleased Shares Transaction.  The execution and delivery of the Unreleased Shares Statement and performance of the Unreleased Shares Transaction does not and shall not require approval, consent or authorization of any third party, including any governmental agency or authority or any political subdivision thereof.

(iv)              Satisfaction of Claims  The Service Provider acknowledges that his or her acceptance of the Repurchase Price shall constitute a waiver of, and be deemed to be full satisfaction of, any and all claims which he or she may have against the Company.

7.           Proxy.  The Service Provider hereby constitutes and appoints the Board of Directors of the Company as proxy for the Service Provider with respect to the Unreleased Shares, with full power of substitution to vote in the Service Provider’s name, place and stead, in the same manner and to the same extent, were the Service Provider present, all of the Unreleased Shares of the Company standing in the Service Provider’s name on the Company’s books at any vote of the shareholders of the Company, and at any and all adjournments; and to act for the Service Provider to consent to corporate action in writing without. a meeting until such time as the Company declines in writing to exercise its Repurchase Option pursuant to Paragraph “A” of Article “6” of this Agreement.

8.           Transfer.

A.      Except as otherwise specifically provided in this Article “8” of this Agreement, the Service Provider shall not sell, assign, pledge, hypothecate, transfer, encumber or create a lien upon all, or any part of, or otherwise dispose of, any Shares now owned or hereafter acquired by the Service Provider.  Any sale, assignment, pledge, hypothecation, transfer, encumbrance or lien upon all, or any part of, the Shares shall be subject to the terms and conditions of this Agreement.

B.      Notwithstanding any other provision of this Article “8” of this Agreement, the Service Provider may transfer or sell all or a portion of his, her or its Shares, other than the Unreleased Shares, to a member or members of his or her “Immediate Family” (hereinafter defined) to the extent that such transfer shall not (a) violate or cause the Company to violate any applicable Federal, state or local securities law, regulation or interpretive ruling or (b) cause a termination of the Company for the purposes of any applicable Federal, state or local law, regulation or interpretive ruling.  If such transfer occurs, notice thereof shall be sent to the Company pursuant to Paragraph “C” of Article “23” of this Agreement and such Immediate Family transferee shall execute a document agreeing to be bound by the terms and conditions of this Agreement.  “Immediate Family” shall include the following: (i) any spouse, parent, spouse of a parent, mother-in-law, father-in-law, brother-in-law, sister-in-law, child, spouse of a child, adopted child, spouse of an adopted child, sibling, spouse of a sibling, grandparent, spouse of a grandparent, and any issue or spouse of any of the foregoing, and (ii) such child or issue of such child which is born and/or adopted during or after the term of this Agreement and the issue (whether by blood or adoption) of such person.  For purposes of this Agreement, an Immediate Family shall also be deemed to include any affiliate of a member of that Immediate Family, as defined in Rule 405 of the Securities Act of 1933, as amended, and any trust created for the benefit of one or more persons in that Immediate Family.

C.      Except as otherwise specifically provided in Paragraph “B” of this Article “8” of this Agreement, if the Service Provider receives a bona fide offer for its Released Shares from a third party (the “Offeror”) pursuant to a written offer which shall state (i) the identity and contact information of the Offeror, and if an entity, the type of entity and state or country of formation, (ii) the number of Released Shares to be purchased, (iii) the price per Released Share, (iv) the proposed closing date of the purchase and (v) any other material terms and conditions of the proposed purchase, including, but not limited to, the terms of payment (the “Shares Offer”; the Released Shares which are the subject of the Shares Offer are hereinafter referred to as the “Offered Shares”), the Service Provider shall first offer the Offered Shares to the Company by giving it written notice pursuant to Paragraph “C” of Article “23” of this Agreement, which written notice shall include a copy of the Shares Offer.  The notice shall be deemed to be an offer to sell the Offered Shares to the Company upon the terms and conditions which are set forth in the Shares Offer; provided, however, that the price per share with respect to the offer to sell the Offered Shares to the Company shall be either: (i) if the Shares are not listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets, the lower of (a) the offering price provided pursuant to the Shares Offer or (b) the sum of the consideration for the Released Shares reflected on the Company’s books and records by the Company’s accountants upon the issuance of the Shares to the Service Provider plus ten (10%) percent of said value; or (ii) if the Shares are listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets, one hundred ten (110%) percent of the average closing price of the Shares for the twenty (20) trading days prior to the date of the Shares

Offer.  Such offer shall remain open for ten (10) business days after the notice is received by the Company (the “Company Offering Period”).  A “business day” shall mean each day excluding Saturdays, Sundays, New Year's Day, Martin Luther King Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day, Christmas Day and any other weekday upon which banks are closed in the State of New York.  The Company shall have the irrevocable and exclusive first option, but not obligation, to purchase all or a portion of the Offered Shares.  The Company may accept such offer by giving the Service Provider written notice of acceptance pursuant to Paragraph “C” of Article “23” of this Agreement within the Company Offering Period.  If the offer to sell to the Company is not accepted or is accepted only in part within the Company Offering Period or if the Company fails to close on such purchase within ten (10) days after its timely written notice of acceptance of such offer, the Service Provider must then provide written notice pursuant to Paragraph “C” of Article “23” of this Operating Agreement to the other shareholders of the Company who each individually own more than ten (10%) percent of the issued and outstanding Shares (the “10% Shareholders”).  The notice shall be deemed to be an offer to sell the Offered Shares to the 10% Shareholders upon the price, terms and conditions which are set forth in this Paragraph “C” of this Article “8” of this Agreement.  The offer to the 10% Shareholders shall remain open for five (5) business days after notice is received by 10% Shareholders (the “10% Shareholder Offering Period”).  Within the 10% Shareholder Offering Period, any of the 10% Shareholders may accept the offer to purchase all or the remaining Offered Shares, as the case may be, by giving the Service Provider written notice pursuant to Paragraph “C” of Article “23” of this Agreement of such acceptance.  If the 10% Shareholders shall accept a greater number of Shares than is available pursuant to the Shares Offer during the 10% Shareholder Offering Period (the “Accepting Shareholders”), then the number of Offered Shares which shall be sold to each of the Accepting Shareholders shall be determined by the Company’s Board of Directors.  In making this determination, the Company’s Board of Directors shall consider the number of Shares which each Accepting Shareholder desired to purchase and the proportion of ownership of Shares of each Accepting Shareholder.  If the Company and the 10% Shareholders have not agreed to purchase, in the aggregate, all of the Offered Shares, the Service Provider shall thereupon be at liberty to sell all of the Offered Shares pursuant to the Shares Offer, solely upon the terms and conditions which were specified in the Shares Offer and solely to the Offeror, and if such sale is consummated, written notice thereof shall be sent to the Company; provided, however, that if the Service Provider does not sell, assign, transfer or otherwise dispose of all of the Offered Shares to the Offeror pursuant to the Shares Offer within one hundred twenty (120) days after giving written notice to the Company, then the Service Provider shall not thereafter sell, assign, transfer, or otherwise dispose of the Offered Shares without again first offering same to the Company and the 10% Shareholders pursuant to this Paragraph “C” of this Article “8” of this Agreement.

D.      If the Company or one or more of the Company’s shareholders owning, in the aggregate, a majority of the Company’s issued and outstanding stock (a “Selling Party” or “Parties”) propose to transfer any Shares to a third-party Offeror in a bona fide sale, then the Service Provider agrees, upon the request of the Selling Party, to include in such sale, such number of the Service Provider’s Shares as determined pursuant to Paragraph “E” of this Article “8” of this Agreement for the same price per Share and upon the same terms and conditions and at the same time as the Selling Party.

E.           The number of Shares which the Service Provider shall sell pursuant to Paragraph “D” of this Article “8” of this Agreement shall equal the total number of Shares owned by the Service Provider multiplied by a fraction, the numerator of which shall be the number of Shares which the Selling Party or Parties propose to sell, and the denominator of which shall be the number of the Company’s issued and outstanding Shares other than those Shares owned by the Service Provider.  For example, if the Company has a total of 100 issued and outstanding Shares, the Service Provider owns 10 Shares and if a Selling Party determines to sell 45 of its 90 Shares (or ½) to a third-party Offeror in a bona fide sale, the Service Provider shall sell 5 Shares, which number is arrived at by multiplying the total number of Shares owned by the Service Provider, 10, by a fraction, the numerator of which is the number of Shares which the Selling Party proposes to sell, 45, and the denominator of which is 90, which equals 10 X (45/90) = 5 Shares.

9.           Total Disability.  For purposes of this Agreement, the term “Total Disability” shall mean the failure or inability of the Service Provider for reasons of health to perform his usual and customary duties on behalf of the Company pursuant to this Agreement for a total of more than twenty (20) days (excluding Saturdays, Sundays and Holidays, as specified below in this Article “9” of this Agreement) out of any consecutive period of ninety (90) days (including Saturdays, Sundays and Holidays, as specified below in this Article “9” of this Agreement).  The term “Holidays” shall include New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other weekday upon which banks are closed in the State of New York.  In such event, Total Disability shall be deemed to have occurred on the twenty-first (21st) such day that the Service Provider shall fail or be unable to perform his usual and customary duties on behalf of the Company pursuant to this Agreement.  The Service Provider shall not be entitled to be paid during any period of Total Disability.  Upon the date on which Total Disability shall have occurred, the Company shall have the right to terminate the Service Provider’s compensation and status as a Service Provider pursuant to this Agreement, but such termination shall not be deemed to be for Cause.  Such termination of this Agreement pursuant to this Article “9” of this Agreement shall not constitute a breach of this Agreement by the Company and the Company’s sole obligation to the Service Provider shall be to pay the Service Provider pursuant to Article “4” of this Agreement.  If the parties are unable to agree with respect to any question relating to Total Disability including, but not limited to, the following: (i) whether the Service Provider is Totally Disabled, (ii) the date upon which the disability of the Service Provider commenced or (iii) the date upon which either the disability of the Service Provider terminated or the Total Disability occurred, then such dispute shall be determined by arbitration in accordance with Paragraph “D” of Article “23” of this Agreement.

10.           Cause.  For purposes of this Agreement, the term “Cause” shall be limited to: (i) the Service Provider’s willful malfeasance or gross negligence; (ii) the Service Provider’s fraud, misappropriation or embezzlement; (iii) the Service Provider’s repeated failure to perform duties pursuant to this Agreement, provided that the Company gives the Service Provider notice of such failure and fifteen (15) business days to improve his, her or its performance; or (iv) any misrepresentation made by the Service Provider with respect to Article “16” of this Agreement.  The Company may terminate this Agreement for Cause upon written notice to the Service Provider pursuant to Paragraph “C” of Article “23” of this Agreement, which notice shall state the cause for termination and the date of termination which, at the Company’s election, may be effective immediately.  Such termination of this Agreement shall not constitute a breach of this Agreement by the Company, and the Company’s sole obligation to the Service Provider shall be to pay the Service Provider the Quarterly Shares pursuant to Article “4” of this Agreement.  The issue of “Cause”, if contested by the Service Provider, is subject to arbitration pursuant in accordance with Paragraph “D” of Article “23” of this Agreement, provided however, that the Service Provider shall not remain a Service Provider of the Company while such proceeding is pending, and if a determination is made in the Service Provider’s favor, the Service Provider shall be solely entitled to any compensation then due to the Service Provider through the end of the Term.

11.           Tax Consequences.  The Service Provider has reviewed with the Service Provider’s own tax advisors the federal, state, local and foreign tax consequences of the receipt of the Shares and the transactions contemplated by this Agreement.  The Service Provider is relying solely upon such advisors and not on any statements or representations of the Company or any of its agents.  The Service Provider understands that the Service Provider (and not the Company) shall be responsible for any tax liability which may arise as a result of the transactions contemplated by this Agreement.  The Service Provider understands that Section 83 of the United States Internal Revenue Code of 1986, as amended (the “Code”), or pursuant to the section or sections of any future law which is in effect at any time in the future and which covers the subject matter of said section (whenever there is a reference to a section of the Code, such reference shall be deemed to be to the applicable Code section as well as the section or sections of any future law which is in effect and which covers the subject matter of said Code section), taxes as ordinary income the difference between the price paid for the Shares by the Service Provider and the fair market value of the Shares as of the date any restrictions on the Shares lapse.  In this context, “restriction” includes the right of the Company to buy back the Shares pursuant to the Repurchase Option.  The Service Provider understands that he, she or it may elect to be taxed at the time the Shares are purchased rather than when and as the Repurchase Option expires by filing an election under Section 83(b) of the Code with the IRS within 30 days after the date upon which the Company receives payment of the Purchase Price.  THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT “D” AND THE SERVICE PROVIDER (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELYFILING SUCH FORM, EVEN IF THE SERVICE PROVIDER REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON THE SERVICE PROVIDER’S BEHALF.  THE SERVICE PROVIDER AGREES TO PROVIDE THE COMPANY WITH A COPY OF ANY FILINGS MADE BY THE SERVICE PROVIDER WITH RESPECT TO THE SECTION 83(B) ELECTION.

12.           Costs and Expenses.  The Service Provider shall be responsible for all expenses that the Service Provider may incur in performing the Services pursuant to this Agreement including, but not limited to, travel expenses, third party expenses, copy and mailing expenses unless otherwise pre-approved in writing by the Company.

13.           Best Efforts Basis.  The Service Provider agrees that it will, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of, and from, the Service Provider pursuant to the terms of this Agreement.  The Service Provider does not guarantee that the Services will have any impact upon the Company's business or that there will be any specific result or improvement from the Services.

14.           Company's Right to Approve Transactions.

A.      The Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by the Service Provider that involves the Company as a party to any agreement.  The Service Provider and the Company mutually agree that the Service Provider is not authorized to enter into agreements on behalf of the Company.  It is mutually understood and agreed that the Company is not obligated to accept any recommendations or close any transactions submitted by the Service Provider.

B.      The Service Provider agrees to provide the Company for approval, in its sole and absolute discretion, a reasonable time in advance, any documents which are intended to be utilized by the Service Provider with respect to its services pursuant to this Agreement, or otherwise.  The Company will carefully and thoroughly review all such material including, but not limited to, material provided by the Company to the Service Provider and intended to be used by the Service Provider, as to the accuracy of the contents thereof and will promptly notify the Service Provider in writing of any inaccuracies or changes to be made with respect thereto.

15.           Exclusive Services.

A.      The Company acknowledges that the Service Provider may currently be providing services of the same or similar nature to other parties and the Company agrees that the Service Provider is not prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity in areas other than pharmaceutical, biotechnology and healthcare so long as such rendering of services does not impair the Service Provider’s ability to fulfill his or her obligations under this Agreement; provided, however, that during the Term and for a period of two (2) years following the end of the Term, the Service Provider shall not, anywhere in the world, directly or indirectly, own, manage, join, control, be employed by, provide services to, or participate in the ownership (other than the ownership of shares of a publicly-held corporation, which shares (a) are equal to no more than three (3%) percent of the issued and outstanding shares of such corporation, and (b) have a value equal to no more than five (5%) percent of the Service Provider’s net worth), operation or control of, or be connected in any manner with, any corporation or other entity engaged in business with respect to the areas of pharmaceutical, biotechnology and healthcare, whether for his or her own account or as an employee of any other person, firm or corporation without the Company’s express written consent.  The Service Provider understands and agrees that the Company shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by the Service Provider.  The Service Provider will take reasonable steps to determine and to advise the Company of its position with respect to any activity, employment, business arrangement or potential conflict of interest which may be relevant to this Agreement, but Service Provider shall not be obligated to conduct an exhaustive review of its activities or those of its clients to determine whether or not such a conflict exists.

16.           Representations, Warrants and Covenants of the Service Provider.  The Service Provider represents, warrants and covenants to the Company as follows:

A.      The Service Provider has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein.  No further authorization shall be necessary on the part of the Service Provider for the performance and consummation by the Service Provider of the transactions which are contemplated by this Agreement.

B.      The execution, delivery and performance of this Agreement: (i) does not violate any agreement or undertaking to which the Service Provider is a party or by which the Service Provider may be bound and (ii) shall not result in the imposition of any restrictions or obligations upon the Service Provider other than the restrictions and obligations imposed by this Agreement.

C.      If, during the term of this Agreement, any event occurs or any event known to the Service Provider relating to or affecting the Service Provider shall occur as a result of which (i) any provision of this Article "16" of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article "16" of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, the Service Provider will immediately notify the Company pursuant to Paragraph "C" of Article "23" of this Agreement.

D.      The Service Provider understands and agrees that the Service Provider shall report to and be subject to direction and approval as may be required by the Chief Executive Officer of the Company for all phases of the Service Provider’s activities, or to such other person as may be designated by the Board of Directors of the Company.

E.      It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the Company knew or had reason to know that any representation, warranty or covenant of the Service Provider in this Agreement or furnished or to be furnished to the Company contained untrue statements.

F.      No representation or warranty of the Service Provider which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances pursuant to which they were made, not misleading.

G.      All representations, warranties and covenants made in or in connection with this Agreement shall continue in full force and effect during and after the term of this Agreement, it being agreed and understood that each of such representations, warranties and covenants is of the essence of this Agreement and the same shall be binding upon the Service Provider and inure to the Company, its successors and assigns.

17.           Representations, Warrants and Covenants of the Company.  The Company represents, warrants and covenants to the Service Provider as follows:

A.      The Company is a corporation with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to the transactions which are contemplated herein.

B.           The Company has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein.  The execution of this Agreement by the Company and its delivery to the Service Provider, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Company's Board of Directors and no further authorization shall be necessary on the part of the Company for the performance and consummation by the Company of the transactions which are contemplated by this Agreement.

C.      The business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Company or its properties, assets, businesses or prospects.  The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Company or cause an acceleration under any arrangement, agreement or other instrument to which the Company is a party or by which any of its assets are bound.  The Company has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

D.      The execution, delivery and performance of this Agreement: (i) does not violate any agreement or undertaking to which the Company is a party or by which the Company may be bound and (ii) shall not result in the imposition of any restrictions or obligations upon the Company other than the restrictions and obligations imposed by this Agreement.

E.      If, during the Term, any event occurs or any event known to the Company relating to or affecting the Company shall occur as a result of which (i) any provision of this Article "17" of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article "17" of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, the Company will immediately notify the Service Provider pursuant to Paragraph "C" of Article "23" of this Agreement.

F.      It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the Service Provider knew or had reason to know that any representation, warranty or covenant of the Company in this Agreement or furnished or to be furnished to the Service Provider contained untrue statements.

G.      No representation or warranty of the Company which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances pursuant to which they were made, not misleading.

H.      All representations, warranties and covenants made in or in connection with this Agreement shall continue in full force and effect during and after the Term of this Agreement, it being agreed and understood that each of such representations, warranties and covenants is of the essence of this Agreement and the same shall be binding upon the Company and inure to the Service Provider, its successors and assigns.

18.           Nondisclosure of Confidential Information.

A.      As used in this Agreement, “Confidential Information” shall mean oral or written information which is directly or indirectly presented by the Company to the Service Provider, including, but not limited to, information which is developed, conceived or created by the Company, or disclosed to the Service Provider or known by or conceived or created by the Service Provider during the term or after the termination of this Agreement if disclosed to the Service Provider as a result of this Agreement, with respect to the Company, its business or any of its products, processes, and other services relating thereto relating to the past, present or future business of the Company or any plans therefore, or relating to the past, present or future business of a third party or plans therefore which are disclosed to the Service Provider.  Confidential Information includes, but is not limited to, all documentation, hardware and software relating thereto, and information and data in written, graphic and/or machine readable form, products, processes and services, whether or not patentable, trademarkable or copyrightable or otherwise protectable, including, but not limited to, information with respect to ideas; processes and structures; product information; marketing information; price lists; cost information; lists of clients and vendors and other information relating thereto; financial data and information; business plans and processes; documentation with respect to any of the foregoing; and any other information that the Company informs the Service Provider of or that the Service Provider should know, by virtue of its position or the circumstances in which the Service Provider learned such other information, is to be kept confidential.  Confidential Information also includes similar information obtained by the Company in confidence from anyone with whom the Company has, has had, has discussed having or is discussing having business dealings including, but not limited to, actual and potential partners, customers and/or clients.  Confidential Information may or may not be labeled as confidential.

B.      Except as required in the performance of this Agreement, the Service Provider shall not, during or after the term of this Agreement, directly or indirectly, use any Confidential Information or disseminate or disclose any Confidential Information to any person, firm, corporation, association or other entity.  The Service Provider shall take all reasonable measures to protect Confidential Information from any accidental, unauthorized or premature use, disclosure or destruction.  The foregoing prohibition shall not apply to any Confidential Information which: (i) was generally available to the public prior to such disclosure; (ii) becomes publicly available through no act or omission of the Service Provider (iii) is disclosed as reasonably required in a proceeding to enforce the Service Provider’s rights under this Agreement or (iv) is disclosed as required by court order or applicable law; provided, however, that if the Service Provider is legally requested or required by court order or applicable law, including, but not limited to, by oral question, interrogatories, request for information or documents, subpoenas, civil investigative demand or similar process to disclose any Confidential Information, the Service Provider shall promptly notify the Company of such request or requirement so that the Company may seek an appropriate protective order; provided further, however; that if such protective order is not obtained, the Service Provider agrees to furnish only that portion of the Confidential Information which it is advised by its counsel is legally required.

C.      Upon termination of this Agreement for any reason or at any time upon request of the Company, the Service Provider agrees to deliver to the Company all materials of any nature which are in the Service Provider’s possession or control and which are or contain Confidential Information or which are otherwise the property of the Company or any customer or client of the Company, including, but not limited to writings, designs, documents, records, data, memoranda, tapes and disks containing software, computer source code listings, routines, file layouts, record layouts, system design information, models, manuals, documentation and notes.  The Service Provider shall destroy all written documentation prepared by it for internal purposes based in whole or in part upon any Confidential Information and such destruction shall be confirmed to the Company in writing by an officer of the Service Provider.

D.      All copyrights, logos and other advertising materials, conceived by the Service Provider specifically in connection with the consulting services rendered by Service Provider for Company under this Agreement (alone or with others) during the term of this Agreement ("Work Product") shall be the exclusive property of and assigned to the Company or as the Company may direct without compensation to the Service Provider other than the compensation provided for herein. Any records with respect to the foregoing shall be the sole and exclusive property of the Company and the Service Provider shall surrender possession of such records to the Company upon any suspension or termination of the Service Provider.  Any Work Product shall be deemed incorporated in the definition of Confidential Information for all purposes hereunder.

E.      The Service Provider will not assert any rights with respect to the Company, its business, or any of its products, processes and other services relating thereto, Work Product or any Confidential Information as having been acquired or known by the Service Provider prior to the commencement of the Service Provider's engagement by the Company unless such rights are asserted in good faith and verified.

19.           Work Product

A.      The Service Provider acknowledges and agrees that any obligations set forth in this Article “19” of this Agreement shall survive any termination of this Agreement.

B.      The Service Provider represents and warrants to the Company that all work that the Service Provider performs, for or on behalf of the Company, and all work product that the Service Provider produces, including, but not limited to, all work papers, reports, drawings, photographs, negatives, tapes (and masters), prototypes, software, documentation, memoranda, ideas, designs, inventions, processes, algorithms, etc. (also "Work Product") will not knowingly infringe upon or violate any patent, copyright, trade secret or other property right of any other third party.   Further, the Service Provider will not disclose to the Company or use in any of the Service Provider's Work Product any confidential or proprietary information belonging to others, unless both the owner thereof and the Company have consented to such disclosure and usage.

C.      The Service Provider shall promptly disclose to the Company all Work Products developed by the Service Provider within the scope of the Service Provider acting as a consultant to the Company or which relate directly to, or involve the use of, any Confidential Information including, but not limited to, all software, concepts, ideas and designs, and all documentation, manuals, letters, pamphlets, drafts, memoranda and other documents, writings or tangible things of any kind.

D.      The Service Provider acknowledges and agrees that all copyrightable Work Products prepared by the Service Provider within the scope of the Service Provider acting as a consultant to the Company are "works made for hire" and, consequently, that the Company owns all copyrights thereto subject to Company fulfilling the compensation obligations to Service Provider as provided in this Agreement.

E.      The Service Provider hereby assigns, transfers and conveys to the Company, without additional consideration, all of the Service Provider's other rights, title and interest (including, but not limited to, all patent, copyright and trade secret rights) in and to all Work Products prepared by the Service Provider, whether patentable or not, made or conceived, in whole or in part, by the Service Provider within the scope of the Service Provider acting as a consultant to the Company, or that relate directly to, or involve the use of, Confidential Information, subject to Company fulfilling its compensation obligations to Service Provider as provided in this Agreement.

F.      The Service Provider acknowledges and agrees that any idea, discovery, invention, improvement, software, writing or other material or design which relates to the business of the Company or relates to the Company’s actual or demonstrable anticipated research or development which is conceived or suggested by the Service Provider, either solely or jointly with others, within two (2) years following the termination of the Service Provider’s employment pursuant to this Agreement or any successor agreements shall be deemed to have been so made, conceived or suggested in the course of the Service Provider’s employment with the Company and with the use of the Company’s equipment, supplies, facilities and/or trade secrets.

G.      The Company acknowledges and agrees that the Service Provider shall have no obligation to assign any idea, discovery, invention, improvement, software, writing or other material or design which the Service Provider conceives and/or develops entirely in the Service Provider’s own time without the use of the Company’s equipment, supplies, facilities or Confidential Information unless such idea, discovery, invention, improvement, software, writing or other material or design either (i) relates to the business of the Company, (ii) relates to the Company’s actual or demonstrably anticipated research or development, or (iii) results from any work performed by the Service Provider for the Company.

H.      The Service Provider shall, without additional compensation, execute all assignments, oaths, declarations and other documents requested by the Company to effect and further evidence the foregoing assignment, transfer and conveyance, and agrees to provide all reasonable assistance to the Company (at the Company's expense) to provide all information, documentation and assistance to the Company in perfecting, enforcing, defending or protecting any or all of the Company's rights in all Work Product.

I.      The Service Provider agrees that if the Company is unable, after reasonable effort, and in any event, after ten (10) business days to secure the Service Provider’s signature upon a written assignment to the Company of any application for letters patent or to any common-law or statutory copyright or other property right therein, for any reason, including, but not limited to, the Service Provider’s physical or mental incapacity, the Service Provider hereby irrevocably designates and appoints the General Counsel of the Company as the Service Provider’s attorney-in fact to act on behalf of the Service Provider to execute and file any such application and to perform all other lawfully permitted acts to further the prosecution and issuance of such letters patent, copyright or trademark.

J.      The Service Provider agrees that any “works made for hire” shall recognize the Company as the copyright owner, shall contain all proper copyright notices and shall be in condition to be registered or otherwise placed in compliance with registration or other statutory requirements throughout the world.

20.           Indemnification.

A.      Indemnification by the Service Provider.  In order to induce the Company to enter into and perform this Agreement, the Service Provider does hereby indemnify, protect, defend and save and hold harmless the Company and each of its members, affiliates, officers, managers, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing (“Indemnified Parties”), from and against any loss resulting to any of them from:

(i)              Any and all losses, liabilities, costs, damages, or expenses which the Company may suffer, sustain or incur arising out of or due to a breach by the Service Provider of any covenant, representation or warranty made in this Agreement or from any misrepresentation and/or omission pursuant to this Agreement.

(ii)              Any and all claims or actions against the Company, and any and all costs, expenses, losses, including but not limited to, arbitration awards, civil judgments, reasonable attorney fees and costs, and court or arbitration fees and costs, arising out of any act, or any omission of the Service Provider in the performance of any duties or services, regardless of whether said claim or action against the Service Provider is individually dismissed, prior to, or at the arbitration hearing or court proceeding.

(iii)              Any and all losses, claims, damages or liabilities to which the Company may become subject under the Securities Act of 1933, as amended, (the "Act") or otherwise insofar as such losses, claims damages or liabilities (or actions in respect thereof) arise out of or are based upon violations of the Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and upon any untrue statement or alleged untrue statement or the alleged omission to state therein a material fact required to be stated in any statements written or and made by the Service Provider in performing any of the Services pursuant to this Agreement, subject to Company's obligations as set forth in Article “17” of this Agreement.

B.       Reasonable Costs, etc.  The indemnification, which is set forth in this Article “20” of this Agreement shall be deemed to include not only the specific liabilities or obligations with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees, and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

21.           Company.                      As used in this Agreement, "Company" shall mean China PharmaHub Corp., its successors and assigns, and any of its present or future subsidiaries or organizations controlled by it.

22.           Relationship.                 Except as provided for in this Agreement, neither party is the legal representative or agent of, or has the power to obligate the other for any purpose whatsoever; and no partnership, joint venture, agent, fiduciary, or employment relationship is intended or created by reason of this Agreement.  It is the intent of the parties hereto that the Service Provider shall be an independent contractor of the Company and not an employee of the Company.

23.           Miscellaneous.

A.      Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

B.      Enforceability.  If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement.  Instead, this Agreement shall be construed as if such invalid or unenforceable provisions had not been contained herein.

C.      Notices.  Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and first class mail, (ii) overnight delivery with confirmation of delivery, or (iii) electronic mail (“Email”) with an original mailed by first class mail, postage prepaid, addressed as follows:

If to the Company:                                               China PharmaHub Corp.
1142 Diamond Bar Blvd. # 812
Diamond Bar, CA  91765
Attn.: Richard Lui, Chief Executive Officer
Email Address: richard@chnpharmahub.com

With a copy to:                                                     Mintz & Fraade, P.C.
                 488 Madison Avenue, Suite 1100
                 New York, NY  10022
                Attn.: Frederick M. Mintz, Esq.
                 Email Address: FMM@mintzfraade.com

If to Service Provider:                                          Roger Xie
9 Johnson Road,
Southborough, MA 01772
Email Address: rogerxie2007@gmail.com

With a copy to:                                                     _________________________
                 _________________________
                 _________________________
 _________________________
 Attn.:
 Email Address:

or in each case to such other address and Email address as shall have last been furnished by like notice.  If mailing is impossible due to an absence of postal service, and the other methods of sending notice set forth in this Paragraph "C" of this Article "23" of this Agreement are not otherwise available, notice shall be hand-delivered to the aforesaid addresses.  Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by Email shall be deemed to have been given as of the date sent by Email if a copy of such notice is also mailed by first class mail on the date sent by Email; if the date of mailing is not the same as the date of sending by Email, then the date of mailing by first class mail shall be deemed to be the date upon which notice was given.

D.      Governing Law; Disputes.  In view of the fact that: (i) it is contemplated that the Service Providers and the Company shall reside in different states and countries; and (ii) because Mintz & Fraade, P.C.’s (“M&F”) offices are located in the State of New York the work performed in drafting this Agreement occurred in the State of New York, the parties agree that this Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law.  Moreover, the parties agree that pursuant to Section 5-1401 of the General Obligations Law of New York, if applicable, this Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law.  Except as otherwise provided in Article “20” of this Agreement, the parties agree that they shall be deemed to have agreed to binding arbitration with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement and that any such arbitration shall be commenced exclusively in New York, New York.  Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York.  In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction.  The parties specifically designate the courts in the City of New York, State of New York as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award.  The parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding and submit to personal jurisdiction over each of them by such courts.  The parties hereby waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of New York, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph “C” of this Article “23” of this Agreement.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators.  In connection with the arbitrators’ determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom.  In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen percent (15%) or more.  For example, if the party initiating arbitration (“A”) seeks an award of $100,000 plus costs and expenses, the other party (“B”) has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has “prevailed”.

The arbitration panel shall have no power to award non-monetary or equitable relief of any sort.  It shall also have no power to award (i) damages inconsistent with any applicable agreement between the parties or (ii) punitive damages or any other damages not measured by the prevailing party’s actual damages; and the parties expressly waive their right to obtain such damages in arbitration or in any other forum.  In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

All aspects of the arbitration shall be treated as confidential.  The parties and the arbitration panel may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in New York, New York.  Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interest.

E.      Construction.  Each of the parties hereto hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations; (ii) each counsel has had significant input in the development of this Agreement and (iii) this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this agreement.

F.      Entire Agreement.  This Agreement and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, including, without being limited to, the Exclusive Consulting Agreement dated September 7, 2009, by and between the Service Provider and the Company and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.  Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither party makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure of any documentation or other information with respect to any one or more of the foregoing.

G.      Further Assurances.  The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to consummate, evidence, confirm or effectuate this Agreement and the intents and purposes hereof.

H.      Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

I.      Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other breach of this Agreement.

J.      Counterparts.                           This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

K.      Modifications.  This Agreement may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Agreement which is signed by all of the parties to this Agreement.

L.      Exhibits.  All Exhibits annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

M.      Mintz & Fraade, P.C. is Counsel for the Company – Mintz & Fraade, P.C. does not represent any Service Provider.  Each of the parties other than the Company hereby further acknowledges and agrees that (i) they have been fully informed with respect to the fact that this Agreement was drafted by Mintz & Fraade, P.C. (“M&F”) as counsel for the Company; and (ii) they have been advised, and provided a reasonable opportunity, to seek the advice of independent counsel because M&F does not represent any of such other parties.

N.      Severability.  The provisions of this Agreement shall be deemed separable.  Therefore, if it is determined that any provision of this Agreement shall in any way violate or become invalid or unenforceable pursuant to any applicable law, such determination shall not affect the validity or enforceability of the remainder of this Agreement.

IN WITNESS WHEREOF, the parties to this Agreement have set their hands and seals or caused these presents to be signed of the day and year first above written.

China PharmaHub Corp.

By: ____________________________
Name:                                   Title:

_________________________
Roger Xie

 EXHIBIT A

Services to be Provided

1. Scope of Work; Responsibilities.

(a)  General.

Service Provider shall serve the Company in the title of EVP, Head of Global Development; Chair, Scientific Advisory Board and shall fully and faithfully perform such duties and exercise. Service Provider shall be responsible for advising the Company concerning its global pharmaceutical, biotechnology and healthcare direction, for providing strategic counsel to the Company’s top management team, and for providing guidance to the Company’s worldwide pharmaceutical cooperation organizations to assist them in achieving technical and strategic leadership across all business units. Service Provider shall furnish the Company with the full benefit of Service Provider’s knowledge, skill and experience as to all questions and problems which Company may present Service Provider and Service Provider shall answer, advise, suggest and opine with respect to such questions and problems to the best of Service Provider’s ability. Service Provider shall submit a written report on every Monday of each week summarizing the previous week’s activities, progress on the assigned projects, and plans for the coming weeks including a calendar of your location and activities for the following month (“Written Reports”). As discussed and mutually agreed, the frequency of Written Reports will be adjusted to every other week after 6 months starting from July 07, 2010 until the termination of this Agreement.

(b) Specific Tasks. Service Provider’s specific tasks shall include but not limited to the items listed below, and Service Provider shall investigate and consult as requested or as Service Provider deems necessary in order to accomplish them. The completion of those tasks pursuant to the agreed upon performance criteria, rather than the amount of hours Service Provider spends in providing services to the Company, shall determine whether Service Provider is performing adequately under this Agreement.

i.	Identifying emerging technologies, ensuring their appropriate and timely communication to Company business units, and developing and implementing plans to acquire these technologies;

ii.	Identifying market opportunities in related fields, and developing and implementing plans to realize such opportunities including by means of acquisition, licensing, and otherwise;

iii.	Assisting each business group in developing and implementing master technology roadmaps;

iv.	Assisting the Company in drug and drug candidate identification, research, development, implementation and customer visits, as needed;

v.	Identifying, developing and growing the technology talent pool of scientific advisory team for the Company;

vi.	Developing and implementing a strategic roadmap for the management, protection and commercialization of the Company’s intellectual property;

vii.
Developing and implementing a strategic network of reliable Contract Research Organizations in order to create an integrated outsourcing platform that ultimately lowers the cost and time required to develop and commercialize new therapeutics for the company and its affiliates.

 EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Services Agreement between the undersigned (“Purchaser”) and China PharmaHub Corp., a Nevada corporation (the “Company”), dated January 7, 2010 (the “Agreement”), Purchaser hereby sells, assigns and transfers unto the Company an aggregate of  ________________________________ (__________) shares of the Common Stock of the Company standing in Purchaser’s name on the Company’s books and evidenced by:

Stock Certificate No.:                                                                                     Number of Shares:

____________________                                                                                                ____________________

____________________                                                                                                ____________________

____________________                                                                                                ____________________

____________________                                                                                                ____________________

____________________                                                                                                ____________________

____________________                                                                                                ____________________

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and does hereby irrevocably constitute and appoint ____________________________________ to transfer said stock on the books of the Company with full power of substitution in the premises.

THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.

Dated: ______________________                                                                                     PURCHASER:

____________________________________
Roger Xie

Address: ____________________________

____________________________________

____________________________________

Fax (if any): _________________________

Email: rogerxie2007@gmail.com

____________________________________
Spouse of Purchaser (if applicable)

Instructions: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Purchaser.

EXHIBIT C

Spousal Consent

I, _________________, spouse of Roger Xie, have read and approve of the foregoing Services Agreement, dated as of January 7, 2010, together with all exhibits and attachments thereto (collectively, the “Agreement”), by and between my spouse and China PharmaHub, Corp., a Nevada corporation (the “Company”). In consideration of the Company’s granting of the right to Roger Xie to purchase eight hundred eighty thousand (880,000) Shares of Common Stock of the Company as set forth in the Agreement, I hereby appoint Roger Xie as my attorney-in-fact in respect to the exercise or waiver of any rights under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of California, or under similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________ ____, 2010.

“Spouse of Purchaser”

/s/
(Signature)

[Spouse’s Name]

STATE OF                        )
                                            )ss.:
COUNTY OF                    )

On the _____ day of ________ in the year 2010, before me, the undersigned, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.

Sworn to before me this ________Day of ________2010

_________________________________
Notary Public

EXHIBIT D

Election Under Section 83(b) Of
The Internal Revenue Code of 1986, As Amended

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his or her gross income for the current taxable year, the amount of any compensation taxable to him or her in connection with his or her receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:	SPOUSE:

TAXPAYER’S ADDRESS:

TAXPAYER ID #:	SPOUSE’S ID #:

2. The property with respect to which the election is made is described as follows: _______ shares (the “Shares”) of the Common Stock of China PharmaHub Corp. (the “Company”).

3. The date on which the property was transferred is: _____________    , 2010.

4. The property is subject to the following restrictions: The Shares may be repurchased by the Company, or its assignee, upon the occurrence of certain events. This right lapses with regard to a portion of the Shares over time.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $                    .

6. The amount, if any, paid for such property: $                    .

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understand(s) that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
__________________, Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:
Spouse of Taxpayer

STATE OF                        )
                                          )ss.:
COUNTY OF                   )

On the _____ day of ________ in the year 2010, before me, the undersigned, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.

Sworn to before me this ________Day of ________2010

_________________________________
Notary Public